The Mosaic Company Fritz Corrigan President & CEO February 14, 2006 Goldman Sachs Tenth Annual Agricultural Forum Overview and Outlook Exhibit 99.1

Good Morning and thank you for inviting Mosaic to present at this conference. I am Fritz Corrigan, President and CEO of The Mosaic Company.

Safe Harbor Statement
Certain statements contained herein constitute “forward-looking statements” as that term is defined under the Private
Securities Litigation Reform Act of 1995.  Although we believe the assumptions made in connection with the forward-looking statements are reasonable, they do involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of The Mosaic Company, or industry results generally, to be materially different from those contemplated or projected, forecasted, estimated or budgeted (whether express or implied) by such statements.
Factors affecting forward-looking statements may include, among others, the ability to successfully integrate the former operations of IMC and the Cargill fertilizer businesses; the ability to fully realize the expected cost savings from the business combination between IMC and the Cargill fertilizer businesses within expected time frames; the ability to develop and execute comprehensive plans for asset optimization and/or rationalization; the financial resources of, and products available to, Mosaic’s competitors; the retention of existing, and continued attraction of additional, customers and key employees;
changes in the outlook of the nitrogen, phosphate or potash markets; changes in the costs of raw materials or energy; the effect of any conditions or restrictions imposed on or proposed with respect to Mosaic by regulators; the effect of legislative or regulatory changes in jurisdictions where Mosaic operates; the ability of Mosaic to obtain the regulatory permits necessary for the continued operation of its businesses in a manner consistent with current practices or anticipated expansions; contingencies related to environmental liability under U.S. federal and state and foreign environmental laws and regulations; adverse weather conditions affecting central Florida or the Gulf Coast of the United States, including the impact of potential hurricanes or excess rainfall; the rating of The Mosaic Company’s and Mosaic Global Holding Inc.’s securities and the changes that may occur in the U.S. securities markets; and the factors described in our filings with the SEC, including our quarterly report on Form 10-Q for the fiscal quarter ended November 30, 2005.
This presentation may not be distributed, reproduced, or used without the express written consent of The Mosaic Company.
Safe Harbor Statement

Before we start today, I want to remind you that there are forward-looking statements in this presentation. The remarks made today are based on information and understandings that we believe to be accurate as of today’s date. Actual results are likely to differ from those set forth in the forward looking statements.

3 February 7, 2006 Business Overview Phosphates Potash Nitrogen / Offshore Financial Outlook

I’d like to start today with an overview of Mosaic and then discuss each of our business segments. I’ll also address Mosaic’s priorities for fiscal 2006 and give you an overview of our expectations for remainder of the fiscal year. Please note that our fiscal year ends on May 31st.

Mosaic will be the global leader in nourishing crops, delivering distinctive value to world agriculture and to all we touch.

Mosaic is now 15 months old. We are the product of an October 2004 combination between the former Cargill Crop Nutrition and the former IMC Global Inc. We are still working hard to complete our integration, but remain very focused on reaching our vision: Mosaic will be the global leader in nourishing crops, delivering distinctive value to world agriculture and to all we touch.

No doubt, we have a lot of work ahead of us to achieve this vision.

5
February 7, 2006
Ag Fundamentals are Solid
Population growth plus per capita GDP growth in developing countries
Leads to more protein in diets and increasing growth in feed grain demand
Along with growth in bio-fuels, especially ethanol in U.S.
Limited arable land results in need for higher productivity / increase in yields
Equals growth in fertilizer demand
Fertilizer
Demand
Growth
Increased
Feed Grain
Consumption
More
Protein
in Diet
Pound of feed  per
Pound of meat produced
Cattle 8
Hogs 4
Poultry 2

Before I review our fertilizer outlook, let me start with the economic fundamentals at work in world agriculture, which we believe show a lot of promise. We see steadily growing population in the developing countries, and these people have increasing earning power and higher standards of living. This, in turn, leads to demand for more protein in their diets, mainly through meat products. These products require more feed grains per pound of protein. This demand growth in feed grains, along with the more recent growth in bio-fuels demand – such as ethanol – will require increased farm productivity as there is only so much arable land in the world. So higher yields are necessary to meet demand growth and this requires increased fertilizer application rates per acre or per hectare.

6
February 7, 2006
Ag Fundamentals are Solid
7 – 8% 40 million Argentina
4 - 5% 186 million Brazil
4 - 5% 241 million Indonesia
2006 GDP
Growth Rates
Population Country
7 - 8% 1.1 billion India
8 - 10% 1.3 billion China
General Economic Growth Rates in Developing Countries
Source:  CIA Fact book, Mosaic

As you’re well aware, Asia and Latin America is where most of this growth in population and GDP is happening. Five key growth countries are shown in this chart. GDP growth rates in these areas are expected to range from 4% to as high as 10%. Fertilizer demand growth is likely to be among the highest in the world in these countries.

7
February 7, 2006
Mosaic’s Sales and Operating Earnings
1224.1
1301.9
3068.4
69.8
0
500
1000
1500
2000
2500
3000
3500
Phosphate Potash Offshore Nitrogen
Total Net Sales - $5.5 billion
-42.3
-31.1
414.2
232
9.3
-100
0
100
200
300
400
500
Phosphate Potash Offshore Nitrogen Other
Total Operating Earnings - $582.1 million
December 2004 – November 2005

Now let me turn to Mosaic’s net sales and operating earnings for the last twelve months ending November 30th, 2005. Mosaic’s net sales were $5.5 billion, over half of which were from the Phosphates business, about one quarter from our Potash business, and most of the remaining quarter from our Offshore business. The Potash business was the most profitable and accounted for about two-thirds of our operating earnings while Phosphates was responsible for the majority of our remaining earnings. The challenge and opportunity to increase profitability in Phosphates segment was a major reason creating of Mosaic.

8 February 7, 2006 Mosaic Net Sales by Country Other 21% Canpotex 7% Brazil 15% China 8% United States 32% India 12% Canada 2% Argentina 3% December 2004 - November 2005 Total Net Sales $5.5 Billion

As for as the markets we serve, North America represents approximately one-third of our sales, with Brazil at 15% and India and China at a combined 20% of net sales. Canpotex’s 7% represents our potash exports, which is through Canpotex, the export association for Saskatchewan potash producers.

As you can see we serve a diversified market in both the northern and southern hemispheres, which helps moderate the seasonality of our business.

9 February 7, 2006 Business Overview Phosphates Potash Nitrogen / Offshore Financial Outlook

Now I will discuss Mosaic’s Phosphates business along with the global market outlook.

Mosaic’s Phosphates Segment
Attractive supply/demand with seasonal challenges
Reduce costs
Minimize exposure to volatility in raw material and energy costs
Focus on marketing products with high value
Such as MAP, MicroEssentials™ and feed
Adapt Mosaic’s
Phosphate operations to
seasonal challenges in
most cost-efficient
manner

Phosphates has an attractive supply/demand balance as a decline in 2006 trade is being about offset by a recent plant closure in the United States. However, there are clearly seasonal challenges, mainly in the December through February period, which is our third quarter. Both the domestic and export markets are slow in this period and we believe that it is likely to continue in future years. So the key for Mosaic is to adapt or optimize our operations so that we can meet high demand periods, such as in the Spring, but to still be cost efficient in slower periods, such as our third quarter.

Our focus continues to be on reducing costs, including capturing synergies from the combination. A key challenge is the current high energy price environment which raises our cost of production, mainly through higher ammonia prices. One of our strategies is to promote monoammonium phosphates, or MAP, over diammonium phosphates, or DAP, as it contains less nitrogen per tonne. Farmers can turn to cheaper urea for their nitrogen requirements. We are also promoting other high value products such as our MicroEssentials™ and feed phosphate products.

Bartow / Mulberry
Hopewell
Riverview
Polk
Green Bay
New Wales
Hookers Prairie
Hillsborough
Kingsford
South Pierce
Lonesome (***)
Ft. Meade (*)
South Ft. Meade
Ft. Green
Four Corners
Hardee
Wingate
Ona (**)
Manatee
Pioneer
Rock Mine / Beneficiation Plant
Processing Plant
(*) Idled
(**) Proposed Mine
(***) Proposed Screening Station
Pine Level (**)
LA
Faustina
Uncle Sam

February 7, 2006
Phosphate Fertilizer Capacity 2005
Other
68%
OCP
4%
PhosAgro
3%
CF
Industries
3%
Mosaic
18%
PotashCorp
4%
Top Five Phosphate Fertilizer Players by Capacity
2005
0 2 4 6 8 10 12 14
Mosaic
OCP
PotashCorp
PhosAgro
CF Industries
MMT DAP+MAP+TSP+MES
Mosaic: The Phosphate Leader
Phosphate Fertilizer Operations
Mosaic’s Uncle Sam facility produces only phosphoric acid.  Acid from this facility is barged to
Faustina where it is granulated into DAP and MAP using ammonia that is produced on-site.
Mosaic has closed permanently the smaller acid plant at Faustina and the granulation plant at
Taft.  Both plants will be dismantled in 2005/06.

Mosaic has six phosphate rock mines in Florida with capacity of about 21 million tonnes per year. Phosphate rock, of course, is the primary building block for the finished phosphate fertilizer and products that our customers and their customers – the farmer - can actually use.

Mosaic’s has five manufacturing facilities in Florida as well as one in Louisiana where we produce phosphate products such as DAP, MAP and Triple Super Phosphate, or TSP. The charts to the side show that Mosaic accounted for 18% of world phosphate capacity in 2005 and approximately 61% of the U.S. total. Mosaic is larger than the next four largest competitors combined and is truly the global phosphate leader.

February 7, 2006
World Processed Phosphate Import Demand
In 2006, world import
demand is forecast to decline
by about 6% to 7%.
China’s quest for phosphate
self-sufficiency
A pull back in India from
very high import levels
Lower TSP imports by Brazil
Processed phosphate
includes DAP, MAP and TSP
Processed Phosphate Import Demand by Region
0
2
4
6
8
10
12
90 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05E 06F
MMT
Asia Europe Latin America
Source: Fertecon and Mosaic
Processed Phosphate Trade
10
15
20
25
90 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05E 06F
MMT
Source: Fertecon and Mosaic

In 2006, world-processed phosphate import demand is projected to decline by around 6% to 7% to 20 million metric tonnes. These numbers are based on our current analysis and are slightly lower than our prior communication.

Imports by Brazil declined by over 40% in 2005. We expect a modest recovery in MAP imports but lower TSP imports in 2006 by Brazil as new capacity comes onstream.

In China, phosphate imports will continue to decline and are expected to fall to just below one million tonnes in 2006 as domestic production continues to increase, displacing imports. India remains the largest wild card in 2006. Imports soared to above two million tonnes in 2005 but we are conservatively forecasting them to import 1.5 million in 2006. This will be highly dependent on domestic production levels and subsidies in India.

Phosphate Export Supply Declining
Processed Phosphate Export Supply by Region
0
2
4
6
8
10
12
14
90 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05E 06F
MMT
USA Africa & Mideast FSU
Source: Fertecon and Mosaic
In 2006, world exports are forecast to decline by about 6% to 7% with U.S.
exports declining approximately one million tonnes.
2006 U.S. Production Lower
Recent US plant closure
in December 2005 of 1.1
million tonne capacity
Mosaic reduction of 0.6
million tonnes

The U.S. phosphate industry exported 12 million tonnes of processed phosphate per year during the last half of the 1990s. These exports have dropped to around the 9 million tonne range since 2000.

World phosphate trade was about flat in 2005, but we expect it to decline by 6% to 7% in 2006. U.S. processed phosphate exports were about unchanged at 9.2 million tonnes in 2005, but are expected to decline by about 1.2 million tonnes in 2006 to just under 8 million tonnes.

However, as noted earlier, this decline in exports will be about matched by the recent closures in the United States, plus we are reducing our production levels in line with our customers’ purchasing activity, and there was 400,000 tonnes of lost production at Mississippi Phosphates, which was directly in the path of Hurricane Katrina and may just now be restarting.

14
February 7, 2006
DAP Prices near record highs
DAP Prices have been on the rise for the
last three years and reached $265 per tonne
fob Tampa in July, 2005
DAP Prices
fob Tampa Vessel
100
125
150
175
200
225
250
275
90 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06
$ MT
Source: Fertecon

Now let’s look at recent phosphate prices. DAP prices have been on the rise for the last three years and reached $265 per tonne fob Tampa in July. Prices have remained at these strong levels due largely to strong demand from India and Pakistan and the tightening supply/demand balance in the global phosphate market, though we are facing heightened seasonal challenges. DAP prices, fob Tampa are currently around $260 per tonne.

15
February 7, 2006
DAP Market Margins Pressured by Raw Materials
The DAP Market Margin has recently declined
due to higher ammonia prices
DAP Margin Before Rock
Calculated from Published Spot Prices for a Central Florida Plant
30
40
50
60
70
80
90
100
110
120
130
140
150
90 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06
$ ST
Source: Fertecon, Green Markets, Mosaic

We manage our business based on margins. This chart shows the DAP market margin, or DAP margin minus sulfur and ammonia costs. Similar to the price trend, the DAP market margin also increased over the last year and was near a 20-year high in mid 2005.

The DAP market margin, however, declined towards the end of 2005 due to climbing ammonia prices which rose to near $400 per tonne in Tampa in November. This decline in margins combined with seasonally slow demand was why we temporarily reduced phosphates production by about 600,000 tonnes. Ammonia prices have recently declined to around $360 per tonne, but this is still a very high level and the market margin will only improve slightly.

MOSAIC WEST CENTRAL FLORIDA HOLDINGS
POLK COUNTY
HILLSBOROUGH COUNTY
PINELLAS COUNTY
TAMPA BAY
MANATEE COUNTY
HARDEE COUNTY
SARASOTA COUNTY
DESOTO COUNTY
GULF OF MEXICO
CHARLOTTE COUNTY
CHARLOTTE HARBOUR
LEGEND
Not to Scale
WEST CENTRAL FLORIDA HOLDINGS
Mosaic
SURVEYING AND MAPPING DEPARTMENT

February 7, 2006
Mosaic’s preliminary estimate of
Florida land holdings total about
260,000 acres or approximately 400
square miles
Develop a strategy to maximize
value of Florida land assets
Florida Land Holdings
Over 300,000 people move to Over 300,000 people move to
Florida each year Florida each year

Our Phosphate business covers lots of central Florida. This chart shows our Florida foot print and the green shaded areas represent Mosaic’s land holdings. We are one of the largest landowners in Florida with holdings totaling about 400 square miles. We are in the process of developing a strategy to maximize the value of our Florida land assets. In the past, we have reclaimed the land after mining it and sold it opportunistically when someone was interested. As we move forward, we plan to take a more proactive and strategic approach to capturing value from our land holdings and will have more details as we develop this strategy. So stay tuned.

17 February 7, 2006 Business Overview Phosphates Potash Nitrogen / Offshore Financial Outlook

Now I will turn to Mosaic’s star performer – our Potash business.

18
February 7, 2006
Mosaic’s Potash Segment
Great fundamentals
Superior earnings with high cash generation
Excellent platform for growth
Low cost and intelligent operator
One of the largest manufacturers in the world
World Potash Demand Growth
to Continue
in Developing Countries

The potash business has great fundamentals. But today we face normal seasonal demand swings in this business compounded by some unusual circumstances, namely the protracted contract negotiations between Canpotex and the Chinese. As a result, current sales activity is very slow, and inventories are building. In response we are reducing production at some of our mines to reduce the buildup of excessive inventory. Longer term, however, this business has superior margins and earnings and is generating a lot of cash. Our goal is to expand this business, including the capacity expansion underway at the Esterhazy mine. We have opportunities for other expansions also, but will try to match this with demand growth. Mosaic was the world’s largest potash producer in 2004 and was one of the largest in 2005. Demand growth continues in developing countries and the supply/demand balance is very encouraging through the medium term, as no new greenfield projects are currently under construction.

19 February 7, 2006 Export Shipments 3.50 mmt 41% of Total North American Shipments 5.10 mmt 59% of Total Top 5 Export Markets China Brazil India Indonesia Malaysia Potash - World Scale

We operate four significant mines in Canada as well as two in the United States. About 59% of our product is shipped into the North American market where Mosaic is a significant market participant.

As many of you know, on January 29th, we had a fire in our Esterhazy mine. I had the opportunity to be on the ground with our Potash team and I can assure you that everyone from our managers to our mine workers underground did an incredible job of not only responding to the fire, but following our safety procedures and practices to the letter. They had trained repeatedly for this type of incident, and though it was unfortunate, their successful rescue of 72 mine workers proved how capable and professional this team is, even during a serious mine fire.

Mosaic exports the remaining 41% of our production mainly through Canpotex. Mosaic accounts for about 36% of Canpotex exports and they had record high exports in calendar 2005. For 2006, potash exports should remain about near current levels, although the large Chinese potash contract has yet to be completed.

20
February 7, 2006
Potash Price Stabilizes
Cornbelt-Saskatchewan Potash Prices
US$ ST Granular Grade
60
80
100
120
140
160
180
200
220
240
90 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06
Cornbelt Saskatchewan
Source: Green Markets

Potash prices have about doubled over the last three years due to very strong demand and the industry’s tight supply/demand balance. This followed a long period of relatively stable prices.

Demand growth was initially strong in Latin America, mainly Brazil, but the last two years the growth has been in Asia, mainly in China and India. While potash price momentum has slowed from its recent torrid pace, prices are expected to remain strong with excellent margins.

No new Greenfield potash mines are expected to come on-stream in the next 5 years, so the potash outlook remains solid.

21 February 7, 2006 Business Overview Phosphates Potash Nitrogen / Offshore Financial Outlook

Now let me turn to Mosaic’s Nitrogen and Offshore segments.

Mosaic’s Nitrogen Segment
Equity stake of 50% in Saskferco Products Inc., a world scale facility
Energy-efficient plant with 1.2 million tonnes nitrogen capacity
Continued to run profitably even with high-priced natural gas
Mosaic is agency marketer for Saskferco production
Saskferco’s equity earnings were $10 million in first half of 2006

Our Nitrogen segment is our smallest and consists mainly of our equity investment in Saskferco Products, Inc. Saskferco is a great performer and yields good cash flow. We market all of Saskferco’s production through an agency relationship plus we are also a distributor of other nitrogen products in North America.

Mosaic owns 50% of Saskferco, which is one of the most energy efficient sites in North America. This plant continued to run profitably even during periods of high-priced natural gas. Mosaic’s share of equity earnings from Saskferco were $10 million for the first half of fiscal 2006.

Mosaic’s Offshore Segment
Emphasis on distribution of Mosaic’s production
Manages seasonality of global demand
Mainly Brazil and other large growth markets
Challenging short-term environment, but long-term platform growth
Reduce supply chain costs
On the ground expertise and timely market intelligence
Equity earnings of $16 million in the first half of fiscal 2006
Offshore currently distributes about
1 million tonnes of Mosaic’s production

Our Offshore business segment differentiates Mosaic from our North American competitors. We have a large global production and distribution footprint in key growth markets, particularly in Latin America and Asia. It includes approximately one million tonnes of storage capacity at two dozen facilities worldwide.

In addition, we have Single Super Phosphate and feed production in Brazil and NPK compound and bulk blending plants in China. Finally, note that we had equity earnings of $16 million in the first half of fiscal 2006 due to our equity positions in phosphate production facilities in Brazil and China.

The offshore segment helps manage the seasonality of our business plus provides on the ground expertise and timely market intelligence. While this segment has a challenging short term environment, especially in Brazil, it is one of our platforms for long term growth.

24 February 7, 2006 Business Overview Phosphates Potash Nitrogen / Offshore Financial Outlook

Finally let me address Mosaic’s financial outlook.

25
February 7, 2006
First Half Fiscal 2006 Highlights
Net sales of $2.9 billion
Net earnings of $131.1 million
Improved Phosphate segment results with net sales of $1.6 billion and operating earnings of $149 million
Strong Potash segment with net sales $577 million and operating earnings of $210 million
Offshore net sales of $808 million and operating loss of $14 million
Equity earnings of $27 million from Brazil, China and investment in
Saskferco

For the first half of 2006 ended November 30th, we earned $131.1 million or $0.30 per share with net sales of $2.9 billion.

During the first half, our Phosphates business showed year-over-year improvement with earnings of $149 million, aided by a strong pricing environment in the summer and early fall. The market, however, has weakened in our third fiscal quarter.

Our Potash business continues to benefit from record high prices with earnings of $210 million. Sales volumes are currently soft but pricing levels appear to be steady.

Mosaic’s Offshore business segment had an operating loss of $14 million in the first half, mainly the result of continued poor farm economics in Brazil, which we hope will slowly improve in calendar year 2006. Finally, our investments in non-consolidated companies contributed $27 million in the first half of our fiscal 2006, up slightly compared with the same period in fiscal 2005.

26
February 7, 2006
Fiscal 2006 Financial Outlook
Third quarter results expected to be very weak but stronger fourth quarter results
Phosphate fertilizer and feed sales volume of 10.5 to 10.9 million tonnes, down 0.1 million tonnes from January announced earnings
Focus on Execution and
Cash Flow Generation

For 2006, we are focused on execution and cash flow generation. We continue to expect a strong fourth quarter, which is seasonally Mosaic’s best quarter, and the supply and demand fundamentals over the medium term remain attractive. Based on our current assessment, however, the third quarter may be weaker than our prior communications and could even result in a modest loss in this quarter. The pronounced seasonality of our business and anticipated third quarter results are posing some liquidity challenges, which we are closely managing and which may become a significant concern if sales don’t materialize as expected this Spring.

For now our focus is on managing cash. For example, we have recently idled four of our rock mines in Florida for an entire month to reduce the excessive build-up of high-cost inventories. While this helps our cash flow, it has a negative impact on earnings as fixed costs per tonne will increase.

Based on our most recent information, we are projecting phosphate fertilizer and feed sales volumes of 10.5 to 10.9 million tonnes for fiscal 2006 which is down 100,000 tonnes compared to our prior guidance given in our January earnings call.

27
February 7, 2006
Fiscal 2006 Financial Outlook
Third quarter results expected to be very weak but stronger fourth quarter results
Phosphate fertilizer and feed sales volume of 10.5 to 10.9 million tonnes, down 0.1 million tonnes from January announced earnings
Potash sales volume reduced by 0.5 million tonnes to 7.3 to 7.6 million tonnes
Interest cost expected about $40 million per quarter including about
$12 million of amortization credit
Equity Earnings projected to range from $35 to $50 million
Focus on Execution and
Cash Flow Generation

Similarly, for Potash, we are projecting sales of 7.3 to 7.6 million tonnes for fiscal 2006, down 500,000 tonnes compared with our prior guidance. This is mainly due to lower domestic sales volume, but also slightly lower export volume as well. These revised expectations give you an indication of how slow third quarter sales have been, especially for potash, the product with our highest margins. North American dealers as well as offshore markets have delayed purchases due to high fertilizer and energy prices.

The recent fire at our Esterhazy potash mine resulted in approximately $250,000 in damages to Mosaic and about 10 days lost production.

Our interest costs are expected to average about $40 million per quarter and this includes about $12 million per quarter of an amortization credit.

Finally, equity earnings are projected to range from $35 to $50 million for Fiscal 2006.

28
February 7, 2006
Sensitivities
Operating
Earnings
Change ($ in millions) EPS
Marketing
MOP Price ($/tonne) $10 $72.2 $0.09
Potash Volume (000 tonnes) 500 $27.3 $0.03
DAP Price ($/tonne) $10 $73.8 $0.09
Phosphate Volume (000 tonnes) 500 $13.5 $0.02
Raw Materials
Sulfur ($/lt) $5 $25.0 $0.03
Ammonia ($/tonne) $10 $16.0 $0.02
Natural Gas ($/mmbtu) $1.00 $31.4 $0.04

Note that our results can vary widely based upon external trends, as shown by this sensitivity analysis. Clearly, the most upside potential is for our Phosphates business. The one raw material that is not on this chart over which we have direct control – rock cost – is an area that is getting significant focus and attention.

High natural gas prices are a concern as it results in slightly higher costs. In our potash business, natural gas has accounted for about 17% of Mosaic’s cost structure. Thankfully these prices are moderating with a mild winter – believe it or not – and the Potash business is expected to continue to show high margins. The main impact of high natural gas on our Phosphates business is on the price of ammonia. Today, ammonia accounts for about 40% of the cost per tonne of DAP. But ammonia prices are now beginning to decline too in response to lower gas prices.

29
February 7, 2006
Mosaic Finance Priorities
Generate cash to pay down debt / lower interest expense
Investment grade goal
New ERP / SOX / financial controls
Grow our successful potash business
Adapt phosphate capacity to seasonal challenges in cost-
efficient manner
Be a market leader, react swiftly and exercise strong discipline
Focus on
Execution and Cash Flow
Generation

In conclusion, let me note that Mosaic has an experienced management team that is driven to deliver superior returns during the industry’s cyclical swings. Our immediate priorities are to generate cash to pay down debt with a goal towards achieving an investment grade rating.

We are in the process of improving our financial controls including becoming SOX compliant by the end of this fiscal year and also implementing a new ERP system in October.

We plan to grow our successful Potash business, including the expansion of capacity at Esterhazy.

Given the seasonal challenges in the Phosphate business, we are developing new strategies to adapt our capacity in the most cost-efficient and demand responsive manner.

Finally, we will continue to be a market leader in Potash and Phosphates by matching our supply to our customers’ purchasing activity. You should know that I believe strongly in Mosaic and our future as evidenced by my additional share purchases recently. We expect to overcome our short-term challenges and emerge as a strong and successful market leader.

Mosaic Overview
Management:   Fritz Corrigan, President & CEO
Jim Thompson, Executive Vice President
Larry Stranghoener, Executive Vice President & CFO
Website:  www.Mosaicco.com
Headquarters:  3033 Campus Drive, Suite E490, Plymouth, MN 55441
Trading Symbol:  NYSE: MOS
Investor Relations:  Doug Hoadley, 763-577-2867

Thank you for your time. I will now take questions.

31 February 7, 2006 Thank you